EX-99.2

Termination Agreement

This termination agreement is agreed by the following four parties and signed on November 19, 2010:

a)	China Youth Interactive Media (Beijing) Co., Ltd. (hereinafter referred to as "CY Interactive ")

b)	Youth Media Technology (Hong Kong) Limited (hereinafter referred to as "Youth Media Hong Kong ")

c)	Youth Media Technology (Beijing) Co., Ltd. (hereinafter referred to as " Youth Media Beijing ")

d)	Xinhua Sports & Entertainment Limited (formerly: Xinhua Finance Media Limited) (hereinafter referred to as the " Xinhua Finance Media")

Whereas:

a)
CY Interactive, Youth Media Hong Kong, Youth Media Beijing and Xinhua Finance Media  have (i) signed a Joint Venture Agreement on December 26, 2008, and (ii) based on the execution or implementation of the above agreement and from time to time all oral or written  supplementary agreements and updates (if any) (the foregoing (i) and (ii) collectively, the "Series Agreement ");

b)	CY Interactive, Youth Media Hong Kong, Youth Media Beijing and Xinhua Finance Media intend to terminate the Series Agreement.

Therefore, all of the parties have reached the following consensus:

1.	The Series Agreement will be terminated on the signing date of this Agreement.

2.	As to the Series Agreement, any party to this Termination Agreement is not responsible for any obligations, debt or liabilities to any other parties and is not liable or entitled to any claim.

China Youth Interactive Media (Beijing) Co., Ltd.

Youth Media Technology (Beijing) Co., Ltd.

Youth Media Technology (Hong Kong) Limited

Xinhua Finance Media Limited